VALUESTAR CORPORATION
                                                                    EXHIBIT 4.13

Warrant #98B-__

THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT OR ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH HEREIN AND IN THAT CERTAIN SUBSCRIPTION AGREEMENT THEREFOR DATED MAY 12, 1998 BETWEEN THE COMPANY AND THE ORIGINAL HOLDER HEREOF.


                              VALUESTAR CORPORATION

                             STOCK PURCHASE WARRANT

         THIS CERTIFIES THAT, for value received, VALUESTAR CORPORATION, a Colorado corporation (the "Company"), hereby grants to _____________ ("Holder") the right to purchase from the Company up to _______________ (_________) shares of the Common Stock of the Company (the "Warrant Shares"), subject to the following terms and conditions:

         1. Series. This Warrant is one of a duly authorized series of warrants of the Company (which are identical except for the variations necessary to express the identification numbers, names of the holder, number of common shares issuable upon exercise thereof and warrant issue dates) designated as its "1998 Series B Warrants" issued pursuant to and subject to that certain Subscription Agreement of even date herewith.

         2. Term. This Warrant may be exercised in whole or in part at any time during the period from the date of issuance of this Warrant until 5:00 p.m., California time, on April 30, 2003 (the "Exercise Period").

         3.  Purchase   Price.   The  purchase  price  for  each  Warrant  Share
purchasable hereunder shall be Two United States Dollars (U.S. $2.00) (the "Warrant Exercise Price") subject to adjustment for stock splits, combinations and the like.

         4. Exercise of Warrant. The purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part, at any time and from time to time before the end of the Exercise Period by surrender of this Warrant at the principal office of the Company in Alameda, California (or such other office or agency of the Company as may be designated by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), together with the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder accompanied by payment in full of the amount of the aggregate Warrant Exercise Price in immediately available funds in United States Dollars. Certificates for shares purchased hereunder shall be delivered to the Holder within ten (10) business days after the date on which this Warrant shall have been exercised as aforesaid, but Holder shall be deemed the record owner of such Warrant Shares as of and from the close of business on the date on which this Warrant shall be surrendered.

         5. Fractional Interest. The Company shall not be required to issue any fractional shares on the exercise of this Warrant.

         6. Redemption of Warrants. The Company may elect on one occasion, by written notice as provided herein (the "Company Notice"), to redeem all outstanding Warrants including this Warrant, in whole but not in part, on any date (the "Redemption Date") fixed by the Company at a price of $.01 per outstanding Warrant Share (the "Redemption Price") following such time as the Closing Bid Price (as defined below) of the Company's Common Stock for the twenty (20) consecutive Trading Days (as defined below) equals or exceeds two hundred twenty five percent (225%) of the Warrant Exercise Price; provided, however, that this Warrant may be exercised at any time prior to 5:00 p.m., California time, on the business day immediately preceding the Redemption Date. No notice shall be effective, unless otherwise agreed by Holder, unless the Warrant Shares issuable are duly registered under the Securities Act of 1933, as amended. Holder shall, in any event, cooperate with the Company to register such Warrant Shares as the Company may reasonably request.

         For purposes hereof, (i) the term "Trading Day" shall mean any day on which securities are traded on the applicable securities exchange or in the applicable securities market; and (ii) the term "Closing Bid Price" in respect of a Trading Day shall mean the reported last closing bid price, on the principal national securities exchange on which the Common Stock of the Company is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq Stock Market or, if not admitted to trading or quoted on the Nasdaq Stock Market, the closing bid price in the over-the-counter market as furnished by any quotation medium or any member firm of a national securities exchange or the Nasdaq Stock Market selected from time to time by the Company for that purpose.

         The Company shall provide at least 10 days written notice to the Holder ("Company Notice") prior to the Redemption Date specified in such written notice.

         7. Warrant Confers No Rights of Shareholder. Holder shall not have any rights as a shareholder of the Company with regard to the Warrant Shares prior to actual exercise resulting in the purchase of the Warrant Shares.

         8. Investment Representation. Neither this Warrant nor the Warrant Shares issuable upon the exercise of this Warrant have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any applicable state securities laws. Holder acknowledges by acceptance of this Warrant that (a) it has acquired this Warrant for investment and not with a view toward distribution; (b) it has a pre-existing personal or business relationship with the Company, or its executive officers, or by reason of its business or financial experience it has the capacity to protect its own interests in connection with the transaction; and (c) except as so notified to the Company in writing, it is an accredited investor as that term is defined in Regulation D promulgated under the Securities Act. Holder agrees that any Warrant Shares issuable upon exercise of this Warrant will be acquired for investment and not with a view toward distribution; and acknowledges that to the extent such Warrant Shares will not be registered under the Securities Act and applicable state securities laws, that such Warrant Shares may have to be held indefinitely unless they are subsequently registered or qualified under the Securities Act and applicable state securities laws; or, based on an opinion of counsel reasonably satisfactory to the Company, an exemption from such registration and qualification is available. Holder, by acceptance hereof, consents to the placement of the following restrictive legends, or similar legends, on each certificate to be issued to Holder by the Company in connection with the issuance of such Warrant Shares:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED,
         PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THAT CERTAIN

         SUBSCRIPTION   AGREEMENT  THEREFOR  DATED  MAY  12,  1998  BETWEEN  THE
         CORPORATION AND THE ORIGINAL HOLDER HEREOF.

         9. Reservation of Shares. The Company agrees at all times during the Exercise Period to have authorized and reserved, for the exclusive purpose of issuance and delivery upon exercise of this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented hereby.

         10. Adjustment for Re-Classification of Capital Stock. If the Company at any time during the Exercise Period shall, by subdivision, combination or re-classification of securities, change any of the securities to which purchase rights under this Warrant exist under the same or different number of securities of any class or classes, this Warrant shall thereafter entitle the Holder to acquire such number and kind of securities as would have been issuable as a result of such change with respect to the Warrant Shares immediately prior to such subdivision, combination or re-classification. If shares of the Company's common stock are subdivided into a greater number of shares of common stock, the purchase price for the Warrant Shares upon exercise of this Warrant shall be proportionately reduced and the Warrant Shares shall be proportionately increased; and conversely, if shares of the Company's common stock are combined into a smaller number of common stock shares, the price shall be proportionately increased, and the Warrant Shares shall be proportionately decreased.

         11. Public Offering Lock-Up. In connection with any public registration of this Company's securities, the Holder (and any transferee of Holder) agrees, upon the request of the Company or the underwriter(s) managing such underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of this Warrant, any of the shares of Common Stock issuable upon exercise of this Warrant or any other securities of the Company heretofore or hereafter acquired by Holder (other than those included in the registration) without the prior written consent of the Company and such underwriter(s), as the case may be, for a period of time not to exceed one hundred eighty (180) days from the effective date of the registration. Upon request by the Company, Holder (and any transferee of Holder) agrees to enter into any further agreement in writing in a form reasonably satisfactory to the Company and such underwriter(s). The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restrictions until the end of said 180-day period. Any shares issued upon exercise of this Warrant shall bear an appropriate legend referencing this lock-up provision.

12. Registration Rights. (a) As promptly as possible following the completion of the audited statements for the fiscal year ended June 30, 1998 and the filing of the Form 10-KSB (due September 30, 1998), the Company shall use its best efforts to file a registration statement to include all of the Warrant Shares if the Warrant Shares can be registered within the same registration statement selected by the Company for the Conversion Shares related to the Note to which this Warrant relates. The Company's intention is to file with the SEC to register the Warrant Shares pursuant to Form S-3, Form SB-2 or other appropriate form and to use its best efforts to keep such registration statement effective for a minimum period of nine months when, if and after it becomes effective. The Warrant Shares registered under such Registration Statement shall be registered at the Company's sole cost and expense provided that the Noteholder enters into such agreements, including indemnification provisions as outlined below, as the Company may reasonably request. The Company will not be required to register any Warrant Shares issued prior to an effective registration. Other than provided in this paragraph and below, the Company shall have no obligation to amend such registration or file a further registration on the Warrant Shares.

         (b) If, at any time during the Exercise Period, the Company proposes to prepare and file any registration statements covering its Common Stock (in either case, other than in connection with a merger or acquisition, pursuant to Form S-8 or any successor form, or pursuant to any other form or type of registration in which Registrable Securities (as defined below) cannot be appropriately included) (collectively, the "Registration Statements"), it will give written notice as provided herein at least thirty (30) days prior to the filing of each such Registration Statement to the Holders of the Warrants and/or Warrant Shares of its intention to do so. If the Holders of the Warrants and/or Warrant Shares notify the Company within twenty (20) days after receipt of any such notice of its or their desire to include the shares of Common Stock issuable upon exercise of the Warrant or the Warrant Shares (collectively, the "Registrable Securities") in such proposed registration statement, the Company shall afford the Holders of the Warrant and/or Warrant Shares the opportunity to
have  any  such  Registrable   Securities  registered
under such registration statement at the Company's sole cost and expense provided that the Holder enters into such agreements, including indemnification provisions as outlined below as the Company or its underwriters may reasonably request.

         (c) Notwithstanding the provisions hereof, the Company shall have the right at any time after it shall have given written notice pursuant hereto (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

         (d) Notwithstanding any other provision of this Section, if the underwriter managing such registration notifies the Holders in writing that market or economic conditions limit the amount of securities which may reasonably be expected to be sold, the Holders of such Registrable Securities will be allowed to register only those Registrable Securities permitted by such underwriter pro rata based on the number of shares of Registrable Securities held by such Holders, respectively. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

         (e) Each Holder of Warrants and Warrant Shares to be sold pursuant to any Registration Statement (each, a "Distributing Holder") shall severally, and not jointly, indemnify and hold harmless the Company, its officers and directors, each underwriter and each person, if any, who controls the Company and such underwriter, against any loss, claim, damage, expense or liability, joint or several, as incurred, to which any of them may become subject under the Securities Act or any other statute or at common law, in so far as such loss, claim, damage, expense or liability (or actions in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in any such Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Distributing Holder specifically for use therein. Such Distributing Holder shall reimburse the Company, such underwriter and each such officer, director or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such liability, as incurred. Notwithstanding the foregoing, such indemnity with respect to such preliminary prospectus or such final prospectus shall not inure to the benefit of the Company, its officers or directors, or such underwriter (or such controlling person of the Company or the underwriter) if the person asserting any such loss, claim, damage, expense or liability purchased the securities that are the subject thereof and did not receive a copy of the final prospectus (or the final prospectus as then amended, revised or supplemented) at or prior to the time such furnishing is required by the Securities Act in any case where any such untrue statement or omission of a material fact contained in the preliminary prospectus was corrected in the final prospectus (or, if contained in the final prospectus, was subsequently corrected by amendment, revision or supplement).

         13. Assignment. With respect to any offer, sale or other disposition of this Warrant or any underlying securities, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder's counsel, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any applicable federal or state law then in effect). Furthermore, no such transfer shall be made unless the transferee meets the same investor suitability standards set forth in Section 8 of this Warrant and corresponding Subscription Agreement hereto. Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify such Holder that such Holder may sell or otherwise dispose of this Warrant or the underlying securities, as the case may be, all in accordance with the terms of the written notice delivered to the Company. If a determination has been made pursuant to this Section 13 that the opinion of counsel for the Holder is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly after such determination has been made. Each Warrant thus transferred shall bear the same legends appearing on this Warrant, and underlying securities thus transferred shall bear the legends required by
Section 8. The Company may impose stop-transfer instructions in connection with such restrictions. Subject to any restrictions on transfer described elsewhere herein, the rights and obligations of the Company and the Holder of this Warrant shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties hereto.

         14. Notice. Any notice, demand, consent or other communication hereunder shall be in writing addressed to the other party at its principal office or, in respect of Holder, as its address as shown on the books of the Company, or to such other address as such party shall have theretofore furnished by like notice, and either served personally, sent by express, registered or certified first class mail, postage prepaid, sent by facsimile transmission, or delivered by reputable commercial courier. Such notice shall be deemed given (i) when so personally delivered, or (ii) if mailed as aforesaid, five (5) days after the same shall have been posted, or (iii) if sent by facsimile transmission, as soon as sender receives written or telephonic confirmation that the message has been received and such facsimile is followed the same day by mailing by prepaid first class mail, or (iv) if delivered by commercial courier, upon receipt.

         15. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California, applicable to contracts between California residents entered into and to be performed entirely within the State of California. Venue for all purposes hereunder shall be Alameda County, California.

         16. Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

         17. Descriptive Headings. The headings used herein are descriptive only and for the convenience of identifying provisions, and are not determinative of the meaning or effect of any such provisions.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of this 12th day of May, 1998.


                                                  VALUESTAR CORPORATION

                                                  /s/ JAMES A. BARNES
                                                  James A. Barnes, Treasurer
                                                     Authorized Officer